As filed with the Securities and Exchange Commission on February 16, 2007

Registration No. 333-125808

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2
To
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	47-0956945 (I.R.S. Employer Identification Number)
Suite 2840, 650 West Georgia Street Vancouver, British Columbia Canada, V6B 4N9 (604) 684-1099 (Address, including zip code, and telephone number, including area code, of registrant's office)

David M. Gandossi
Mercer International Inc.
Suite 2840, 650 West Georgia Street
Vancouver, British Columbia
Canada, V6B 4N8
(604) 684-1099
(Name, address and telephone number of agent for service)

Copies to:
H.S. Sangra Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, BC V6C 3L2 (604) 662-8808	David R. Wilson Heller Ehrman LLP 701 Fifth Avenue, Suite 6100 Seattle, WA 98104-7098 (206) 447-0900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Information I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES

Mercer International Inc. (the "Registration") filed with the Securities and Exchange Commission a registration statement on Form S-3, as amended (Registration No. 333-125808) (the "Registration Statement"), which originally registered 4,210,526 shares of common stock of the Registrant. The offering contemplated by the Registration Statement has terminated due to the expiration of the Registrant's contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister such shares of common stock as remain unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mercer-WA certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, on February 16, 2007.

MERCER INTERNATIONAL INC.

By:   *
Jimmy S. H. Lee
Chairman, Chief Executive Officer,
and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman, Chief Executive	February 16, 2007
Jimmy S. H. Lee	Officer and Director

/s/ David M. Gandossi	Secretary, Executive Vice President	February 16, 2007
David M. Gandossi	and Chief Financial Officer

*	Director	February 16, 2007
Kenneth A. Shields

*	Director	February 16, 2007
Eric Lauritzen

*	Director	February 16, 2007
William D. McCartney

*	Director	February 16, 2007
Graeme A. Witts

*	Director	February 16, 2007
Guy W. Adams

/s/ David M. Gandossi
David M. Gandossi Attorney-In-Fact*